SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2009

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-50548	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 30, 2009, Bank of the James Financial Group, Inc. (the “Company”) entered into certain Note Purchase Agreements between the Company and certain purchasers (the “Note Purchase Agreements”), pursuant to which the Company sold $6,180,000 of notes (the “Notes”). The Notes bear interest at the rate of 6% per year with interest payable quarterly in arrears. The first interest payment is due on July 1, 2009. No principal payments are due until the Notes mature on April 1, 2012 (the “Maturity Date”). On the Maturity Date the principal and all accrued but unpaid interest on the Notes will be due and payable. Notes with an aggregate principal amount of $1,700,000 were sold to the following directors and their affiliates: James F. Daly, the wife of Donald M. Giles, Donna S. Clark, and Richard R. Zechini. The foregoing summary description of the Note Purchase Agreements and the Notes is qualified in its entirety by reference to the full text of the form of Note Purchase Agreement and the form of Note, copies of which are filed hereto as Exhibits 10.7 and 10.8, respectively, and incorporated herein by reference. The Company may sell up to an additional $820,000 under the terms of its offering on or before April 30, 2009.

The offering and sale of the Notes has been and is being conducted in reliance upon an exemption from registration provided for by Rule 506 of Regulation D and alternatively Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The Notes have not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Purchase Agreements and the Notes that is included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Exhibits

Exhibit No.	Exhibit Description
10.7	Form of Note Purchase Agreement Dated as of March 30, 2009

10.8	Form of Note Dated as of March 30, 2009

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 3, 2009	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs Secretary-Treasurer